Exhibit 99.1

CONTACT:	Chad M. Utrup, CFO
Commercial Vehicle Group, Inc.
(614) 289-5360
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REPORTS
FIRST QUARTER 2007 RESULTS
NEW ALBANY, OHIO, April 26, 2007 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $198.8 million for the first quarter ended March 31, 2007, compared to revenues of $229.3 million for the first quarter of 2006. Operating income for the first quarter was $10.6 million compared to $25.5 million for the same period last year. Net income for the first quarter of 2007 was $3.0 million, or $0.14 per diluted share, compared to $13.4 million, or $0.62 per diluted share, in the prior-year quarter.
Included in the Company’s results for the first quarter of 2007 is a pre-tax non-cash expense of approximately $2.2 million, or $0.06 per diluted share, from the marking to market of its foreign currency forward exchange contracts. Net debt at the end of the quarter was approximately $144.4 million. Fully diluted shares outstanding for the quarter were 21.7 million compared to 21.5 million in the prior-year quarter.
“Our first quarter results were impacted by the anticipated slow down in the North American Class 8 heavy truck market,” said Mervin Dunn, president and chief executive officer of Commercial Vehicle Group. “We expect the build rates for 2007 to remain in line with our initial expectations of 215 to 250 thousand units; however, we are expecting these units to have less content of our products due to OEM market shifts and an increase in the number of units to be produced for export. We are closely monitoring volumes and mix in an effort to align our operations accordingly, while also focusing on new markets and our long-term growth strategies and objectives during this transition year in the heavy duty truck market,” added Dunn.
Revenues for the quarter compared to the prior-year period decreased by approximately $30.5 million. Operating income decreased by approximately $14.9 million from the prior-year quarter. Net income decreased by approximately $10.4 million from the prior-year quarter.
“The significant changes in our business and end markets make it difficult to compare our operating performance from the first quarter of 2007 to the first quarter of 2006 when looking at the financial statements alone,” said Chad M. Utrup, chief financial officer of Commercial Vehicle Group. “Excluding events such as our pension gains of $1.4 million from last year and the currency impacts from translating our foreign operations into U.S. dollars gives a more accurate comparison. When considering these factors, along with the incremental costs associated with managing through a rather volatile slow down during this first quarter of 2007, we are satisfied with our performance during this difficult transitional period,” added Utrup.
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Management believes that Class 8 units produced for export will make up a larger percentage of the overall units produced for 2007. In addition, management believes the mix and content of Class 8 units produced will require less of the Company’s products than its previous estimates for the year. As a result of these factors, as well as the effect of the non-cash expense for foreign currency contracts in the first quarter, the Company is adjusting its 2007 full year estimates downward to a range of $0.85 to $1.35 per diluted share, based on 21.7 million diluted shares. These estimates are based upon total North American Class 8 truck production levels in the range of 215 thousand to 250 thousand units.
The Company maintains its previously disclosed 2008 full year estimates for fully diluted earnings per share in the range of $2.35 to $2.85 based upon 22.0 million diluted shares. These estimates are based upon North American Class 8 truck production levels in the range of 280 thousand to 320 thousand units.
A conference call to review CVG’s first quarter results is scheduled for Friday, April 27, 2007 at 10:00 a.m. ET. Interested participants may listen to the live conference call by dialing (706) 758-9607 and asking for the CVG first quarter 2007 earnings conference call. A recording of this call will be available until midnight, May 4, 2007 by dialing (706) 645-9291 and entering code 5674967.
To listen to a live Web cast of the conference call, go to Commercial Vehicle Group’s Website, www.cvgrp.com, click on “Investor Relations” and then the Web cast icon. The Web cast replay will be available from 12:00 p.m. ET, Friday, April 27, 2007 until midnight, Friday, May 4, 2007. Listening to the Web cast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. CVG is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about CVG and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release contains forward-looking statements about Company estimates for the remainder of the year with respect to revenues and earnings per share. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) CVG’s ability to develop or successfully introduce new products; (ii) risks associated with conducting business in foreign countries and currencies; (iii) general economic or business conditions affecting the markets in which CVG serves; (iv) increased competition in the heavy-duty truck market; (v) CVG’s failure to complete or successfully integrate additional strategic acquisitions; (vi) the impact of changes in governmental regulations on our customers or on our business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; and (viii) various other risks as outlined in CVG’s SEC filings. There can be no assurance that statements made in this press release relating to future events will be achieved. CVG undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to CVG or persons acting on behalf of CVG are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
	(unaudited)	(unaudited)
REVENUES	$198,801	$229,345
COST OF REVENUES	172,532	190,611

Gross Profit	26,269	38,734
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,554	13,152
AMORTIZATION EXPENSE	103	105

Operating Income	10,612	25,477
OTHER EXPENSE	2,320	230
INTEREST EXPENSE	3,637	3,890

Income Before Provision for Income Taxes	4,655	21,357
PROVISION FOR INCOME TAXES	1,696	7,949

Net Income	$2,959	$13,408

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.64

Diluted	$0.14	$0.62

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	21,389	21,021

Diluted	21,663	21,471

Reconciliation to Net Income:
Net Income	$2,959	$13,408
Depreciation & Amortization	3,729	3,501
Interest Expense	3,637	3,890
Provision for Income Taxes	1,696	7,949
Miscellaneous Expense (Income)	73	(8)

Adjusted EBITDA (1)	$12,094	$28,740

Supplemental Information:
Noncash loss on forward exchange contracts	$2,247	$238
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	March 31,	December 31,
	2007	2006
	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,703	$19,821
Accounts receivable, net	117,461	123,471
Inventories, net	90,888	88,723
Prepaid expenses	17,904	24,272
Deferred income taxes	9,572	8,819

Total current assets	252,528	265,106

PROPERTY, PLANT AND EQUIPMENT, net	89,806	90,388
GOODWILL	134,874	134,766
INTANGIBLE AND OTHER ASSETS, net	98,839	100,562

TOTAL ASSETS	$576,047	$590,822

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,259	$2,158
Accounts payable	77,026	86,610
Accrued liabilities	32,604	40,970

Total current liabilities	111,889	129,738

LONG-TERM DEBT, net of current maturities	158,871	159,956
OTHER LONG-TERM LIABILITIES	36,291	36,223

Total liabilities	307,051	325,917

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ INVESTMENT:
Common stock, $0.01 par value per share; 30,000,000 shares authorized; 21,389,495 and 21,368,831 shares issued and outstanding	214	214
Treasury stock purchased from employees; 5,836 shares	(115)	(115)
Additional paid-in capital	175,043	174,044
Retained earnings	95,028	92,007
Accumulated other comprehensive (loss)	(1,174)	(1,245)

Total stockholders’ investment	268,996	264,905

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT	$576,047	$590,822

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Footnotes to Press Release
(1) Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on the early extinguishment of debt, miscellaneous income/expenses and cumulative effect of changes in accounting principle. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on the early extinguishment of debt, miscellaneous income/expenses and cumulative effect of changes in accounting principles because the Company’s management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company’s operating performance. The Company’s management utilizes Adjusted EBITDA, in addition to the supplemental information, as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP.
The Company’s management uses Adjusted EBITDA, in addition to the supplemental information, as an integral part of its report and planning processes and as one of the primary measures to, among other things:
(i)	monitor and evaluate the performance of the Company’s business operations;

(ii)	facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations;

(iii)	facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	review and assess the operating performance of the Company’s management team and as a measure in evaluating employee compensation and bonuses;

(v)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
The Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, is useful to investors as it provides them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. Additionally, the Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, provides useful information to investors about the performance of the Company’s overall business because the measure eliminates the effects of certain recurring and other unusual or infrequent charges that are not directly attributable to the Company’s underlying operating performance. Additionally, the Company’s management believes that because it has historically provided a non-GAAP financial measure in previous filings, that continuing to include a non-GAAP measure in its filings provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with the supplemental information and GAAP financial measures, is a useful financial analysis tool, used by the Company’s management as described above, that can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA, as well as the other information in this filing, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.
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